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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-4 of MONY Holdings, LLC of our report dated February 7, 2002, except for Note 1, as to which the date is April 30, 2002, relating to the financial statements of MONY Holdings, LLC and Subsidiary (formerly known as MONY Life Insurance Company) and our report dated February 7, 2002 relating to the financial statements of MONY Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to our firm under the heading "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 14, 2003